EXHIBIT 5
                        [Thermo Cardiosystems Letterhead]

                                  June 10, 1996

        Thermo Cardiosystems Inc.
        470 Wildwood Street
        Woburn, MA 01888

             Re:  Registration Statement on Form S-3

        Dear Sirs:

             I am General Counsel to Thermo Cardiosystems Inc., a Massachusetts corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), of 60,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares"), which may from time to time be sold by a shareholder of the Company.

             I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company, and have made investigations of law and have discussed with the Company's representatives questions of fact that I or a member of my staff have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that the issuance of the Shares has been duly authorized by the Company and, when issued and sold in accordance with the provisions of the Stock Purchase Warrant dated May 26, 1993 by the Company to The Polymer Technology Group, Incorporated, will be validly issued, fully paid and non-assessable.

             I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Matters" in the prospectus constituting a part thereof.

                                           Sincerely,



                                           Seth H. Hoogasian
                                           General Counsel